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TerraForm Power, Inc. Reports 2014 Second Quarter Financial Results, Raises 2015 CAFD Guidance

Highlights:

•	Successful initial public offering (“IPO”) on July 23, raising $599 million including $65 million from private placements

•	Strong post-IPO liquidity of $515 million as of July 31 available to support growth

•	SunEdison pipeline and backlog increased from 3.6 GW in 1Q 2014 to 4.3 GW in 2Q 2014

•	50 MW of Call Right projects accelerated from 2015 to 4Q 2014

•	Robust funnel of third party acquisition opportunities

•	Raising 2015 CAFD guidance from $122 million to $127 million
BELTSVILLE, MD, September 2, 2014 - TerraForm Power, Inc. (NASDAQ: TERP) today reported 2014 second quarter financial results and announced it is raising its guidance to investors for 2015 cash available for distribution (“CAFD”) to $127 million from $122 million. CAFD is a non-GAAP measure of TerraForm Power’s ability to generate cash to service its dividends.

“Following our successful IPO in July, TerraForm Power is well-positioned for growth due to accelerating drop downs from SunEdison and its liquidity position,” said Carlos Domenech, chief executive officer of TerraForm Power. “SunEdison’s pipeline and backlog increased to 4.3 GW as of June 30, 2014, and we continue to see synergies in the SunEdison / TerraForm platform. Our operating portfolio is performing in-line with expectations, and the balance of our 808 MW initial portfolio is on track for completion as scheduled.”

TerraForm Power’s initial portfolio is 808 MW, which includes the 322 MW in operation as of June 30, 2014, the acquisition of 266 MW from the Mt. Signal project and 4 MW from Summit Solar (Canada), 27 MW which were completed between quarter end and the IPO, and an additional 189 MW of projects under construction as of July 23.

SunEdison and TerraForm Power have also added two large California utility projects to TerraForm Power's call right projects list, increasing the total by 528 MW, a nearly 50% increase from 1,109 MW to 1,637 MW.

Initial Public Offering
On July 23, 2014, TerraForm Power closed its IPO, which raised net proceeds of approximately $534 million, and concurrent private placements, which raised proceeds of $65 million. Since the IPO and private placements closed after the end of the second quarter, our second-quarter results do not reflect those transactions. As of July 31, 2014, TerraForm had liquidity of $515 million available to support growth, which includes $140 million available under its revolving credit facility.

For the second quarter of 2014, TerraForm reported Adjusted EBITDA of approximately $20 million, and CAFD of approximately $11 million. “These results were in-line with our expectations,” said Sanjeev Kumar, chief financial officer of TerraForm Power. Please refer to the appendices to this release for reconciliations of our net income (loss) to Adjusted EBITDA and our net cash provided by operating activities to CAFD, in each case in accordance with GAAP.

CAFD Outlook
Since the IPO, TerraForm Power has increased visibility into future CAFD growth due to drop downs of call right projects from SunEdison proceeding ahead of schedule, with 50 MW of UK projects that were initially expected for drop down in 2015 moved forward to 4Q 2014, as they will be interconnected in September.

As set forth in the Company’s prospectus relating to its IPO, TerraForm Power expected its initial 808 MW IPO portfolio to yield Adjusted EBITDA of approximately $193 million and CAFD of approximately $107 million for the 12 months ending December 31, 2015, with an additional $15 million in CAFD contributed by project drop downs from SunEdison following the IPO.

Based on the improved execution described above, TerraForm Power is increasing its guidance for 2015 CAFD growth from drop downs to $20 million from $15 million, for a total projected 2015 CAFD of $127 million.

This guidance does not include the impact of additional project drop downs from SunEdison beyond the 401 MW of identified call right projects for 2014 and 2015, nor does it include any third party acquisitions. While not incorporated into current guidance, TerraForm Power’s continues to actively pursue M&A opportunities, and has a robust and growing funnel of acquisition opportunities.

Conference Call
As previously announced, TerraForm Power’s second-quarter earnings conference call for investors and analysts is scheduled for 8:00 a.m. ET on Wednesday, September 3. Dial-in information:

Toll-Free Dial-In: (844) 464-3938
International Dial-In: (765) 507-2638
Conference ID: 93264465

Participants can also join via a live, listen-only webcast, available here:
http://edge.media-server.com/m/p/gjmar9ab/lan/en.
The presentation materials for the call will be made available after the call on the events page of the investor section of TerraForm Power’s website at http://ir.terraform.com. An archived recording of the call will be available on the website following the call.

This news release should be read in conjunction with the attached unaudited financial information.

About TerraForm Power
TerraForm Power (Nasdaq: TERP) is a renewable energy leader that is changing how energy is generated, distributed, used and owned.  TerraForm Power creates value for its investors by owning and operating renewable energy power plants. For more information about TerraForm Power, please visit: http://www.terraform.com.

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Safe Harbor Disclosure

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including with respect to expected Adjusted EBITDA, cash available for distribution, earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “intend,” “project,” “target,” “plan,” “believe” and similar terms and expressions. Forward-looking statements are based on current expectations and assumptions. Although TerraForm Power believes that its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others: the failure of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects under construction; TerraForm Power’s ability to successfully identify, evaluate and consummate acquisitions from SunEdison, Inc. or third parties; government regulation; operating and financial restrictions under agreements governing indebtedness; TerraForm’s ability to borrow additional funds and access capital markets; TerraForm Power’s ability to compete against traditional and renewable energy companies; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions and compliance with associated laws and regulations.

TerraForm Power undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and cash available for distribution are estimates as of today’s date, September 2, 2014, and are based on assumptions believed to be reasonable as of this date. TerraForm Power expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause TerraForm Power’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect TerraForm Power’s future results included in TerraForm Power’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, TerraForm Power makes available free of charge at www.terraform.com copies of materials it files with, or furnishes to, the SEC.

Appendix Table A-1: Reg. G: TerraForm Power, Inc. 2015 Guidance for IPO Portfolio: Estimated Cash Available for Distribution

(In thousands)	IPO Portfolio
Operating Revenues	$234,700
Operating Costs and Expenses:
Costs of operations	36,500
Depreciation, amortization and accretion	76,500
General and administration (1)	11,900
Total operating costs and expenses	124,900
Operating income	109,800
Interest expense, net	73,100
Income before income tax expense	36,700
Income tax expense	14,300
Net income	$22,400

Add:
Depreciation, amortization and accretion	76,500
Interest expense, net	73,100
Income tax expense	14,300
Stock base compensation	6,500
Adjusted EBITDA (2)	$192,800

Adjustments to reconcile net income to net cash provided by operating activities
Net income	$22,400
Depreciation, amortization and accretion	76,500
Non-cash items	22,900
Changes in assets and liabilities	6,300
Other	(600)
Net cash provided by operating activities	$127,500

Adjustments to reconcile net cash provided by operating activities to cash available for distribution:
Net cash provided by operating activities	$127,500
Changes in assets and liabilities	(6,300)
Deposits into/withdraws from restricted cash accounts	6,100
Cash distributions to non-controlling interests	(6,400)
Scheduled project-level and other debt service and repayments	(30,800)
Non-expansionary capital expenditures	(400)
Contributions received pursuant to the Interest Payment Agreement with SunEdison (3)	15,600
Other	2,000
Estimated cash available for distribution	$107,300
—————

(1)
Reflects all costs of doing business associated with the initial portfolio, including all expenses paid by SunEdison in excess of the payments received under the Management Services Agreement, and stock compensation expense.

(2)
Adjusted EBITDA and cash available for distribution are non-GAAP measures. You should not consider these measures as alternatives to net income (loss), determined in accordance with GAAP, or net cash provided by operating activities, determined in accordance with GAAP.

(3)	Represents contributions received from SunEdison pursuant to the Interest Payment Agreement. These contributions are recurring for three years beginning with the origination of the Term Loan.

Appendix Table A-2: Reg. G: TerraForm Power, Inc.
Reconciliation of Q2 2014 Net Income to Adjusted EBITDA

Adjusted EBITDA
We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities. In addition, Adjusted EBITDA is used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget.
The following table presents a reconciliation of net (loss) income to Adjusted EBITDA:

Three Months Ended
(In thousands)	June 30, 2014
Net (loss) income	$(12,438)
Interest expense, net (a)	24,171
Income tax expense (benefit)	(5,318)
Depreciation, amortization and accretion	5,657
General and administrative - affiliate (b)	2,142
Acquisition costs (c)	1,235
Formation and offering related fees and expenses (d)	2,863
Loss on extinguishment of debt (e)	1,945
Adjusted EBITDA	$20,257

(a)
Subsequent to the closing of the IPO SunEdison will pay all our scheduled interest on our term loan up to $48 million through the third anniversary of our entering into the Term Loan under an interest payment agreement.

(b)
Represents the non-cash allocation of SunEdison's corporate overhead. In conjunction with the closing of the IPO on July 23, we entered into the MSA with SunEdison, pursuant to which SunEdison will provide or arrange for other service providers to provide management and administrative services to us. There will be no cash payments to SunEdison for these services during 2014, and in subsequent years, the cash fees payable to SunEdison will be capped at $4.0 million in 2015, $7.0 million in 2016 and $9.0 million in 2017. The amount of general and administrative expenses in excess of the fees paid to SunEdison in each year will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA.

(c)
Represents transaction related costs associated with the acquisitions completed during the three and six month period ended June 30, 2014. There were no such costs during the same periods in the prior year.

(d)	Represents non-recurring professional fees for legal, tax and accounting services incurred as a result of the IPO.

(e)
TerraForm Power, LLC ("Terra LLC") incurred a loss on extinguishment of debt of $1.9 million for the six months ended June 30, 2014 due to the termination of our capital lease obligations upon acquiring the lessor interest in the Alamosa project solar generation assets.

Appendix Table A-3: Reg. G: TerraForm Power, Inc.
Reconciliation of Q2 2014 Cash flows from operating activities to CAFD

Cash Available for Distribution
We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, cash available for distribution is used by our management team for internal planning purposes.
The following table presents a reconciliation of cash flows from operating activities to CAFD:

Three Months Ended
(In thousands)	June 30, 2014
Adjustments to reconcile net cash provided by operating activities to cash available for distribution:
Net cash provided by operating activities	$33,787
Changes in assets and liabilities	(33,367)
Deposits into/withdraws from restricted cash accounts	4,157
Scheduled project-level and other debt service and repayments	(3,864)
Other:
Bridge loan interest	5,638
Formation and offering related fees and expenses	2,863
Acquisition costs	1,235
Non-cash allocation of SunEdison corporate overhead	2,142
Other	(1,174)
Estimated cash available for distribution	$11,417

We define “cash available for distribution” or “CAFD” as net cash provided by operating activities of Terra LLC as adjusted for certain other cash flow items that we associate with our operations. It is a non-GAAP measure of our ability to generate cash to service our dividends. As used in this news release, cash available for distribution represents net cash provided by (used in) operating activities of Terra LLC (i) plus or minus changes in assets and liabilities as reflected on our statements of cash flows, (ii) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (iii) minus cash distributions paid to non-controlling interests in our projects, if any, (iv) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (v) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (vi) plus cash contributions from our Sponsor pursuant to the Interest Payment Agreement, (vii) plus operating costs and expenses paid by our Sponsor pursuant to the Management Services Agreement to the extent such costs or expenses exceed the fee payable by us pursuant to such agreement but otherwise reduce our net cash provided by operating activities and (viii) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of the audit committee. Our intention is to cause Terra LLC to distribute a portion of the cash available for distribution generated by our project portfolio to its members each quarter, after appropriate reserves for our working capital needs and the prudent conduct of our business.